                                                                    EXHIBIT 14.1

                       Consent of Independent Accountants

We hereby consent to the inclusion herein and incorporation by reference in this Pre-Effective Amendment to the Registration Statement of Frank Russell Investment Company on Form N-14 ("Registration Statement") of our reports dated December 16, 2002, relating to the financial statements and financial highlights which appear in the October 31, 2002 Annual Reports to Shareholders of the Frank Russell Investment Company, which are also included herein and incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Seattle, Washington
June 27, 2003